Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT
August 5, 2005	Noelle Gambill
Chad Griffin
(310) 888-3523

Advanced Cell Technology Announces New Board Member

Alan C. Shapiro, Ph.D., brings wealth of corporate and international financial management experience

Worcester, MA – Advanced Cell Technology, Inc. (OTCBB:ACTC.OB) today announced that Alan C. Shapiro, Ph.D., has been elected to serve as a member of the Company’s Board of Directors effective August 1, 2005.  Dr. Shapiro will serve as Chair of the Audit Committee and as a member of the Nominating Committee and Compensation Committee.

Dr. Shapiro brings more than 30 years’ experience in corporate and international financial management to Advanced Cell Technology.  Dr. Shapiro is currently the Ivadelle and Theodore Johnson Professor of Banking and Finance at the University of Southern California, where he previously served as the Chairman of the Department of Finance and Business Economics, Marshall School of Business. Prior to joining the University of Southern California, Dr. Shapiro taught as an Assistant Professor at the University of Pennsylvania, Wharton School of Business, and has been a visiting professor at Yale University, UCLA, the Stockholm School of Economics, University of British Columbia, and the U.S. Naval Academy.  In October 1993, Business Week recognized him as one of the ten most in-demand business school professors in the United States. He received his B.A. in Mathematics from Rice University, and a Ph.D. in Economics from Carnegie Mellon University.

In addition, Dr. Shapiro has published over 50 articles in such leading academic and professional journals as the Journal of Finance, Harvard Business Review, and the Journal of Business, among many others. He frequently serves as an expert witness in cases involving valuation, economic damages, international finance, takeovers, and transfer financing.

“We are enthusiastic and optimistic about having someone of Dr. Shapiro’s caliber join our distinguished board of directors.  His extensive background and knowledge of financial management promises to enhance the future goals of the Company,” said Dr. Michael West, President, Chief Scientific Officer and Chairman of the Board.

About Advanced Cell Technology, Inc.

Advanced Cell Technology, Inc., a Nevada corporation, is a biotechnology company applying stem cell technology in the emerging field of regenerative medicine.  The company is currently headquartered in Worcester, Massachusetts. For more information about the company visit http://www.advancedcell.com

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Forward-Looking Statements

Statements in this news release regarding future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the company and its subsidiary, Advanced Cell, Inc., and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally.  Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the company’s periodic reports, including the report on Form 10-QSB for the quarter ended March 31, 2005.

Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.

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